UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 8, 2018, Matthew J. Flannery has been appointed president of United Rentals, Inc. (the “Company”) in addition to his existing role as chief operating officer. Mr. Flannery, 53, assumes responsibility from Michael J. Kneeland, who remains as chief executive officer.

Mr. Flannery joined the Company in 1998 as part of the Company’s acquisition of Connecticut-based McClinch Equipment. He has more than twenty five years of sales, management and operations experience in the rental industry, including extensive experience in all areas of the Company’s operations. In addition to chief operating officer, a role he has held since 2012, Mr. Flannery previously served as the Company’s executive vice president—operations and sales from February 2011 to April 2012 and in various field management roles at senior, regional, district and branch levels.

Mr. Flannery does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Flannery’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of United Rentals, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer